WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


July 19, 1999

To the Board of Trustees and Shareholders of:
Evergreen High Grade Municipal Bond Fund
Evergreen Short Intermediate Municipal Bond Fund
Evergreen Municipal Bond Fund

In planning and performing our audits of the financial statements Evergreen High
Grade Municipal Bond Fund, Evergreen Short Intermediate Municipal Bond Fund, and
Evergreen Municipal Bond Fund (the "Funds") for the year ended May 31, 1999, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The  management of the Funds is responsible  for  establishing  and  maintaining internal control. In fulfilling this responsibility,  estimates and judgments by management  are  required to assess the expected  benefits and related  costs of controls.  Generally,  controls  that are  relevant  to an audit  pertain to the entity's objective of preparing financial  statements for external purposes that
are  fairly   presented  in  conformity  with  generally   accepted   accounting
principles.   Those  controls   include  the   safeguarding  of  assets  against
unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters
in  internal   control  that  might  be  material   weaknesses  under  standards
established  by the  American  Institute  of  Certified  Public  Accountants.  A
material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk  that  misstatements  caused  by error or fraud in  amounts  that  would be material in relation to the financial statements being audited may occur and not be  detected  within a timely  period  by  employees  in the  normal  course  of performing  their assigned  functions.  However,  we noted no matters  involving
internal  control  and  its  operation,   including  controls  for  safeguarding
securities,  that we consider to be material  weaknesses  as defined above as of
May 31, 1999.

This report is intended solely for the information and use of management, the Board of Trustees of the Funds and the Securities and Exchange Commission.


PricewaterhouseCoopers LLP









